EXHIBIT 10.40

THE CONFIDENTIAL PORTION OF THIS CONTRACT HAS BEEN OMITTED PURSUANT TO REGULATION 240.25B-2(B) OF THE SECURITIES EXCHANGE ACT OF 1934, AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

                     AMENDED AND RESTATED LICENSE AGREEMENT

         This Amended and Restated License Agreement ("Agreement") is effective this 23 day of September, 1996, between University Research Corporation, a Colorado corporation and wholly owned subsidiary of The University of Colorado Foundation (the "Foundation") having its principal office at 1305 University Avenue, Boulder, Colorado 80309 ("URC"), the Regents of the University of Colorado, a body corporate, for and on behalf of the University of Colorado having its principal office at 914 Broadway, Boulder, Colorado 80309 ("CU"), and United States Biochemical Corporation, an Ohio corporation having its principal office in Cleveland, Ohio. ("USB").

         WHEREAS, URC has granted to USB the exclusive rights to commercialize certain Licensed Patents (as more fully identified herein) under that certain License Agreement between USB, URC and the Regents of the University of Colorado ("CU") dated September 1, 1993 (the "Prior License Agreement"); and

         WHEREAS, USB's rights to commercialize such Licensed Patents were subsequently licensed by USB to Ribozyme Pharmaceuticals, Inc., a Colorado corporation (" RPI") pursuant to that certain Sublicense Agreement dated September 1, 1993, between USB and RPI (the "Prior Sublicense Agreement"); and

         WHEREAS, contemporaneously herewith, USB and RPI have entered into an Amended and Restated Sublicense Agreement (the "Sublicense Agreement") granting RPI the exclusive rights to commercialize the Licensed Patents in exchange for the issuance of a certain number of shares of the Common Stock, $.01 par value, of RPI ("Common Stock") to USB, as set forth therein; and



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         WHEREAS, pursuant to the Prior License Agreement, USB was obligated to pay a royalty to URC of [ ] of Licensed Products and Licensed Services (as those terms are defined therein) generated by sublicensees of USB, which royalty was payable to USB by RPI under the Prior Sublicense Agreement; and

         WHEREAS, in exchange for 22,500 shares of the Common Stock of RPI, URC has agreed to amend the Prior License Agreement and to amend that certain License Agreement between URC and RPI dated September 1, 1993 (the "RPI License Agreement") by entering into an Amended and Restated License Agreement with RPI of even date herewith; and

         WHEREAS, contemporaneously herewith, RPI and URC have entered into a Stock Subscription Agreement regarding URC's acquisition of Common Stock, which agreement is part of the consideration to URC hereunder and under the Amended and Restated License Agreement with RPI; and

         WHEREAS, pursuant to Section 12.2 thereof, URC, CU and USB desire to and do hereby amend the Prior License Agreement effective concurrently herewith.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties agree as follows:

1. Definitions: In addition to the terms defined above, for purposes of this Agreement, the following capitalized terms shall have the meanings ascribed to them:
         1.1 "Improvement" shall mean any invention the practice of which would infringe the claims of any Licensed Patent, which invention is made by Dr. Thomas R. Cech, Dr. Daniel Herschlag and/or persons acting under the direction and control of CU prior to the date of this Agreement.
         1.2 "Improvement Patents" shall mean any patent application and any patents issuing thereon throughout the world including any extensions, renewals, continuations, continuations-in-part, divisions, patents of addition and/or reissues thereof filed upon an Improvement, and to


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which the Foundation or URC had the right to grant licenses during the term of the Prior License Agreement.
         1.3 "Licensed Method" shall mean any method, process, or procedure which would infringe any valid claim in a Licensed Patent but for the existence of this License and which involves the manufacture, use or sale of a Licensed Product.
         1.4 "Licensed Patents" shall mean U.S. Patent Application Serial No. 427,707, filed on October 26, 1989, entitled "Ribozyme Inhibitors" and U.S. Patent Application Serial No. 496,852, filed on November 21, 1990, entitled "Site Specific Cleavage of Single-Stranded DNA" and any patents issuing therefrom (including, without limitation, U.S. Patent No. 5,180,818), and any corresponding foreign patent applications and patents that may issue thereon throughout the world, and all extensions, renewals, divisions, continuations, continuations-in-part, patents of addition, and/or reissues thereof and all Improvement Patents.
        1.5 "Licensed Product" shall mean any product covered by a valid claim in a Licensed Patent, sold by or for USB for use as (by way of illustration and not of limitation) research reagents, diagnostic products, pharmaceutical products, agricultural products, veterinary products, cell culture and/or fermentation products, or otherwise.
        1.6 "Licensed Service" shall mean any service which is performed for remuneration by USB or a sublicensee for a third party which would infringe any valid claim of a Licensed Patent but for the existence of this Agreement and which does not involve the manufacture, use or sale of a Licensed Product.

2.       License:
         2.1 Grant: URC and CU hereby grant to USB an exclusive, world-wide fully paid license under the Licensed Patents including, without limitation, the right to manufacture, use and sell the subject matter described and claimed therein. The license includes the right to grant sublicenses to third parties on terms and conditions deemed reasonable in USB's sole discretion subject to the provisions of this Agreement. URC acknowledges that USB has entered into the Sublicense Agreement with RPI granting to RPI an exclusive license to commercialize the Licensed Patents in all fields. The license granted under this Agreement shall be irrevocable.


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

         2.2 Transfer of Biological Materials: Subject to any pre-existing restrictions imposed on it, CU shall promptly provide to USB any and all biological materials in its possession necessary to utilize the Licensed
Patents and shall permit USB and its sublicensee RPI to use those materials in further research, development and commercialization of that technology and the exercise of its rights under this Agreement.
         2.3    Exclusivity: During the term of the License Agreement URC and
CU shall not retain or grant to any third party any rights inconsistent with the exclusive license to USB, except to the extent that: (1) CU may utilize the subject matter of the Licensed Patents only for academic, non-commercial research conducted at CU, and (2) third parties may utilize the subject matter of the Licensed Patents for academic, non-commercial research to the extent permitted by 35 U.S.C. (beta)200 et seq. and 37 CFR (beta)401 and required by prior agreement(s) for funding from the National Institutes of Health to CU and University Technology Corporation through the Howard Hughes Medical Institute.

3. Payments: As consideration in full for the license granted by URC to USB hereunder, and the benefit to RPI of same, RPI has issued to URC a total of 68,688 shares of its Common Stock. With the execution hereof, such Common Stock shall be fully-paid, non-assessable and validly issued to URC. Contemporaneously herewith, URC has executed a Subscription Agreement for 22,500 such shares of Common Stock containing such representations, warranties and covenants as RPI has deemed necessary for compliance with applicable federal and state securities laws. The parties acknowledge that the issuance of such Common Stock to URC by RPI is also in consideration for that certain Amended and Restated License Agreement between URC and RPI of even date herewith.

4. Patents: USB, either directly or through its sublicensee RPI, shall be responsible for the acquisition and maintenance of Licensed Patents subject to the following:
         4.1 Filing and Maintenance: USB shall apply for, prosecute and maintain Licensed Patents as it deems appropriate in its sole discretion using counsel of its own choice, provided that USB shall be reasonably diligent in the prosecution of such patent applications. USB shall provide to URC copies of each application and all Patent Office actions and responses. All



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patents obtained by USB shall be issued in the name of URC as the assignee and owner. USB shall advise URC of its intention to abandon any such patent application or patent thirty (30) days prior to taking such action. Thereafter, all rights in the application or patent shall automatically revert to URC.
         4.2 Expenses: USB shall bear the expenses associated with the filing, prosecution and maintenance of Licensed Patents including, without limitation, filing, maintenance, and attorneys' fees.

5.       Patent Enforcement:
         5.1 Enforcement Actions: CU and URC shall promptly notify USB of any facts which come to their attention indicating that a third party is violating any of the Licensed Patents. USB (or its sublicensee RPI) shall take whatever action it deems appropriate to enforce the Licensed Patents in its sole discretion and at its expense. At the request of USB, CU and URC shall join in as parties to any enforcement action at USB's expense, provided that any expenses incurred by CU and URC in connection therewith are approved in advance by USB and are reasonable in amount. If USB (or its sublicensee RPI) does not enforce the Licensed Patents against a particular infringer, then USB shall give notice to CU and URC, and CU and URC may take action to enforce the Licensed Patents against that infringer in their own names and at their own expense after giving reasonable prior written notice to USB. CU and URC shall be entitled to retain the proceeds of any enforcement action initiated and maintained by either or both of them pursuant to the preceding sentence.
         5.2 Expenses of Enforcement: USB shall bear all expenses, e.g., costs, attorneys' fees and expert witness fees, incurred by it in connection with the enforcement of any Licensed Patent.

6.       Defense of Patent Rights:
         6.1 Declaratory Judgment Actions: In the event a third party brings an action to obtain a declaration of patent invalidity of a Licensed Patent (a "DJ Action") against CU, URC or USB (or its sublicensee RPI), the named defendant(s) shall have the first right to defend said action at its own cost and expense and to control ensuing litigation. If the named defendant elects not to defend the DJ Action, the other parties may elect to defend that action at its own


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



cost and expense and to control the ensuing litigation. In the event that USB (or its sublicensee RPI) and either or both of CU and/or URC are named as parties to the DJ Action and either CU and/or URC elect to defend the action, RPI shall be responsible for the expenses incurred by CU and URC in connection therewith, provided that such expenses are approved in advance by RPI and are reasonable in amount. If CU, URC and or USB (or its sublicensee RPI) finally loses the DJ Action and one or more claims in a Licensed Patent are held to be invalid, this Agreement and the license granted to USB hereunder shall continue to the extent that the manufacture, use or sale of Licensed Products or Licensed Services are covered by any remaining valid claim(s) in any other Licensed Patent.

         6.2    Third Party Patents:
                6.2.1 Defense: A party shall notify the others in the event that it learns that a third party alleges, asserts or otherwise claims, formally or informally, or brings an action alleging, or in the event USB (or its sublicensee RPI) forms a good faith belief, that use of all or any portion of the rights granted to USB may violate any patent or other intellectual property right of a third party. CU and URC shall assist USB in the evaluation and defense thereof to the extent reasonably requested by USB and at USB's expense provided that any expenses incurred by CU and URC in connection therewith are approved in advance by RPI and are reasonable in amount. CU and URC shall not have an obligation to defend USB. USB (or its sublicensee RPI) shall have the right to defend the allegation at its own cost and expense and to control any ensuing legal action.
               6.2.2 Resolution: In an effort to avoid the expenses of defending against a patent infringement action and to permit USB to continue to use the rights granted hereunder, USB (after consulting with URC) shall be entitled to settle or compromise the infringement allegation as it deems appropriate including, without limitation, entry into a cross-license, including the sublicensing of rights granted under this Agreement, with the third party on terms (including the amount of the royalty rate, if any) which USB (and its sublicensee RPI) deems to be reasonable in its discretion and, which at the time of the settlement or compromise, provide comparable mutual benefits to the licensed parties. Provided that the rights received by USB under such cross-license are necessary to practice all or part of the rights granted under this Agreement, as determined by USB


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         after conferring with CU and URC, then the reciprocal rights granted by USB to the third party under the cross-license shall be free of any royalty to URC.

7.       Term and Termination:
         7.1 Term: This Agreement shall remain in effect until the last of the Licensed Patents has expired.
         7.2 Effect of Termination: Unless otherwise agreed by the parties in writing, the termination of this Agreement for any reason shall not affect the rights or obligations of either party arising prior thereto (including, without limitation, the obligation of USB under paragraph 11.6 to indemnify CU and URC for acts occurring prior to the termination) and shall not terminate or otherwise adversely affect any sublicenses granted by USB under this Agreement, including, without limitation, the sublicense granted to RPI, which sublicenses shall be assigned to CU and URC.

8.       Warranties and Representations:
         8.1 USB: USB represents and warrants that it has taken all action necessary to enter into this Agreement, that it has all rights and authority necessary to enter into this Agreement and to perform its obligations hereunder, and that the execution of this Agreement by USB and the performance of its obligations hereunder will not violate any contractual obligation to any third party or any obligation imposed on USB as a matter of law.
         8.2 CU and URC: CU and URC represent and warrant that they have taken all action necessary to enter into this Agreement, that they have all rights, title and authority necessary to enter into this Agreement, to convey the rights granted hereunder and to perform their obligations hereunder, and that the execution of this Agreement by CU and URC and the performance of their obligations hereunder will not violate any contractual obligation to any third party or any obligation imposed on CU or URC as a matter of law. Further, CU and URC represent and warrant that they have not previously entered into any agreement which conveys any rights in Licensed Patents to any third party and that no third party may validly object to CU and URC's entry into this Agreement with USB. CU AND URC EXPRESSLY DISCLAIM ANY REPRESENTATION OR WARRANTY THAT THE LICENSED PATENTS ARE



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VALID PATENTS OR THAT THEY WILL SURVIVE LITIGATION, THAT THE USE OR PRACTICE OF
THE LICENSED PATENTS WILL NOT INFRINGE THE RIGHTS OF ANY THIRD PARTY, THAT ANY LICENSED PATENTS CAN BE EMPLOYED IN CLINICAL APPLICATIONS OR THAT THE LICENSED PRODUCTS, LICENSED SERVICES AND LICENSED METHODS WILL BE OF ANY COMMERCIAL
VALUE TO RPI WHATSOEVER, AND NO SUCH REPRESENTATIONS OR WARRANTIES SHOULD BE IMPLIED. USB AGREES THAT IT IS OBTAINING THE LICENSES HEREIN GRANTED WITHOUT
ANY REPRESENTATION OF VALUE, MERCHANTABILITY OR FITNESS FOR USE.

9.       Preference for U.S. Industry:
         In view of Public Law 96-517, Public Law 98-620 and regulations thereunder, USB agrees that any Licensed Product covered by Licensed Patents or produced through the use of a Licensed Method for sale in the United States of America will be manufactured substantially in the United States of America, unless a waiver of such obligation is obtained from the Federal Agency which supported in whole or in part said invention. USB shall include the foregoing provision in any sublicense(s) it grants hereunder.

10.      Dispute Resolution:
         10.1 Submission to Presidents: In the event of any dispute regarding the interpretation or enforcement of this Agreement, any party hereto may have the dispute referred to the Presidents of the respective parties (the "Presidents") for good-faith resolution. The resolution by the Presidents shall be final and binding on the parties.
         10.2 Arbitration: Any controversy concerning the interpretation or enforcement of this Agreement shall be settled by final and binding arbitration in accordance with the then existing rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction over the party against whom the award is entered. Arbitration of disputes referred to the Presidents may not be initiated unless the Presidents cannot agree to a resolution within thirty (30) days after submission to them. The arbitration shall be conducted in Boulder, Colorado. Any such arbitration proceeding


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shall be heard before a panel of three arbitrators, one to be designated by
USB, another to be designated by CU and URC, and a third to be agreed upon by the other two arbitrators; provided, however, that if the two party-appointed arbitrators are unable to agree on a third arbitrator within thirty (30) days after the second arbitrator is appointed, the third arbitrator shall be selected by the American Arbitration Association. The arbitrators may award any remedy provided under this Agreement or otherwise available in law or in equity and shall award to the prevailing party and assess against the others the costs, arbitration fees (including the fees of the American Arbitration Association and the arbitrators) and reasonable attorneys' fees incurred by the prevailing party in connection with the dispute.
         10.3 Exclusive Procedures: The dispute resolution procedures specified in this paragraph 10 are the exclusive procedures for dispute resolution regarding the interpretation and enforcement of this Agreement.

11.      General Provisions:
         11.1 Notices: Any payment or notice to be made hereunder shall be sufficiently made or given, effective on the day of receipt, by: (a) personal delivery; (b) United States mail, duly certified or registered; or (c) by delivery by a recognized national courier service, with postage or fee prepaid and addressed as follows:

                  To URC:           University Research Corporation
                                    Foundation Center
                                    1305 University Avenue
                                    P.O. Box 1140
                                    Boulder, CO  80309
                                    Attention: Charles G. McCord, President

                                    With a copy to:

                                    Boulder Ventures
                                    1634 Walnut Street
                                    Boulder, CO  80302
                                    Attention:  Kyle Lefkoff



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                  To CU:            University Technology Corporation
                                    3101 Iris Avenue, Suite 250
                                    Boulder, Colorado 80301
                                    Attention: Mike Gabridge,
                                    Assistant Vice President

                  To USB:           United States Biochemical Corporation
                                    26111 Miles Road
                                    Cleveland, OH  44128
                                    Attention: Tom Mann, President

         Any party may, from time-to-time, by written notice to the others in the manner specified, designate a different address or representative to receive notice.
         11.2 Amendment: This Agreement may not be altered, amended or modified, except in a writing executed by CU, URC and USB.
         11.3 Non-Waiver: Failure by a party to enforce any provision of this Agreement or to assert a claim because of a breach hereof shall not be deemed a waiver of the right to enforce the same or any other provision of this Agreement for a subsequent breach.
         11.4 Construction: This Agreement shall be interpreted and construed under the substantive laws of the State of Colorado.
         11.5 Assignability: Neither this Agreement nor the rights and obligations hereunder may be assigned or transferred by CU or URC without the express prior written permission of USB, except that CU and URC may assign their rights or obligations hereunder to a related entity owned or controlled by either or both of them. This Agreement shall inure to the benefit of and shall be binding upon USB and its successors and assigns.
         11.6 Indemnification: USB agrees to indemnify and hold harmless URC, CU and the inventors of the Licensed Patents from any and all claims, damages and liabilities asserted by third parties arising from USB's sale of Licensed Products and/or the purchaser's use thereof. CU and URC shall promptly notify USB of any such claim or action, shall permit USB to direct the defense thereof and shall not settle any such claim or action without the prior written consent of USB.
         11.7 Force Majeure: No party shall be liable in damages or have the right to terminate this Agreement for any delay or default in performing hereunder if such delay or default is



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caused by conditions beyond its control including, without limitation, acts of
God, government restrictions, wars or insurrections.
         11.8 Further Assistance: CU and URC shall execute such further documents and take such further action as may be requested by USB to effect their obligations under this Agreement. USB shall execute such further documents and take such further action as may be requested by CU and/or URC to effect its obligations hereunder.
         11.9     Non-use of Names: Nothing contained herein shall authorize
USB or its sublicensees to use the names of CU, URC or the Foundation in advertising or promotional materials for any product sold to the public or shall authorize CU or URC to use the name of USB or RPI in any print or electronic media disseminated to the public, without the express prior written authorization of the entity whose name is to be used. Subject to the foregoing, the parties may advise others of the existence and nature of this Agreement. The parties shall agree to the content of a joint announcement regarding the execution of this Agreement.


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         11.10    Independent Contractors: The parties acknowledge that each of them is acting as an independent contractor in the exercise of its rights and the performance of its obligations under this Agreement. Nothing contained herein shall be construed as making USB the agent of CU or URC, as making CU or URC the agent or USB or as creating a partnership or joint venture between any of the parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

UNIVERSITY RESEARCH                     UNITED STATES BIOCHEMICAL
CORPORATION                             CORPORATION


By: /s/ CHARLES G. MCCORD               By:  /s/ TOM MANN
   ---------------------------              ------------------------------
   Title:  President                        Title:   President

Date:   September 23, 1996              Date:    September 23, 1996


UNIVERSITY TECHNOLOGY CORPORATION
ON BEHALF OF
THE UNIVERSITY OF COLORADO


By: /s/ MICHAEL G. GABRIDGE
   ---------------------------
   Title:  President

Date:   September 26, 1996


ACKNOWLEDGED AND AGREED TO:

THE UNIVERSITY OF COLORADO
FOUNDATION


By: /s/ CHARLES G. MCCORD
   --------------------------
   Title:  President

Date:    September 23, 1996



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